Exhibit 99.10

DRILLING CONTRACT

PARTY A: JILIN OIL AND GAS DEVELOPMENT LLC

PARTY B: JILIN SONGYUAN TIANCHENG DRILLING ENGINEERING CO. LTD.

Date: July 2, 2010

(The content of the contract is restricted from public disclosure pursuant to confidentiality restrictions contained in the contract.)

Party A: Jilin Oil and Gas Development LLC. (Seal)

Party B: Jilin Songyuan Tiancheng Drilling Engineering Co. Ltd. (Seal)

Date: July 2, 2010